PRIMECAP
Management Company

                         COMPLIANCE AND EMPLOYEE MANUAL

I)   EMPLOYMENT MATTERS

Personnel Policies and Procedures............................p.3
Harassment and Safety........................................p.3
Employee Reports.............................................p.3
Personal Information.........................................p.3
Contact with Regulators and Media............................p.3
Privacy......................................................p.3
Contingency Planning.........................................p.4

II)  TRADING REGULATIONS

Personal Stock Trading.......................................p.5
Soft Dollar..................................................p.5
Best Execution...............................................p.5
Diversification..............................................p.5
Technology/Accounting........................................p.5

III) REPORTING REQUIREMENTS

Regulatory Issues............................................p.6
Proxy Voting.................................................p.6
Vanguard Reports.............................................pp.6-7

CODE OF ETHICS...............................................pp. 8-10
SEXUAL HARASSMENT POLICY.....................................p.14
SAFETY POLICIES..............................................pp.15-16
PREVENTION OF USE OF
NON-PUBLIC INFORMATION...................................p.17
PROXY VOTING POLICIES........................................p.18




March 28, 2000

                                  INTRODUCTION

This manual is designed to present PRIMECAP's policies related to employment issues, trading regulations, and other reporting requirements. All PRIMECAP employees are urged to become familiar with all aspects of this manual. Any questions on any matter included in this manual (as well as those that are not) should be directed to PRIMECAP's compliance officer, Jack Liebau.

                    *                *                 *

I)       EMPLOYMENT MATTERS

PERSONNEL POLICIES AND PROCEDURES
PRIMECAP has adopted the following procedures for the hiring of prospective employees:

     1. Applicants for employment will be required to complete an application form, which elicits relevant background information;

     2. Background checks will be performed on all applicants

This policy ensures that ineligible persons are not hired (Section 203e of the Advisers Act regulates the type of person that may be employed by a registered investment adviser).


HARASSMENT AND SAFETY
PRIMECAP has a zero-tolerance policy regarding sexual harassment (our policy is on p.14). Harassment or derision of any nature is not tolerable, nor is any behavior that could be regarded as reflecting racial, religious, age, or gender bias. PRIMECAP will investigate thoroughly any charges of discrimination or harassment. Any employee found to have engaged in such behavior shall be subject to disciplinary action, which could include termination of employment. Any employee who believes that he is subject to any sort of harassment should report this immediately to a Director or Compliance Officer.

PRIMECAP's safety policy is also attached (p.15).


EMPLOYEE REPORTS AND CERTIFICATION
Upon commencement of employment, each employee must sign a copy of "Prevention of Use of Nonpublic Information" (p.17). Additionally, every employee must annually sign a statement that he understands and will abide by PRIMECAP's Code of Ethics (a copy of such certification is on p.13).


PERSONAL INFORMATION
Information relating to an employee's medical, financial, employment, legal, or any other personal affairs is strictly confidential. Without that person's consent or operation of law, such information may not be disclosed to anyone, inside or outside of PRIMECAP.

Access to materials regarding employee's trading will be restricted to the Corporate Secretary and Compliance Officer. Such materials will be treated confidentially and provided only to those third parties (such as the SEC or other regulatory agencies) which have the legal authority to examine them.


CONTACT WITH REGULATORS AND MEDIA
All contact or inquiries by any law enforcement agency or regulator should be reported to the Compliance Officer. All requests for such information should be responded to by the Compliance Office or his designee.

PRIMECAP's policy forbids employees from communicating with members of the media for attribution. Any exceptions to this policy must be first cleared by the Board of Directors.


PRIVACY AND CONFIDENTIALITY
All information (including, but not limited to, investment actions, cash flows, etc.) pertaining to clients (including Vanguard/PRIMECAP and Capital Opportunity Funds) should be considered strictly private and confidential. No PRIMECAP employee may share any such client information with any outsider. Any employee found to have engaged in such behavior shall be subject to disciplinary action.

CONTINGENCY PLANNING
PRIMECAP has taken the following measures to ensure operational viability in the event of an unforeseen disaster that damages or destroys our offices:

     1. Trading and portfolio positions data are stored on a central computer server that automatically rolls over to a redundant server in the case of a computer crash. Additionally, all data are backed up daily by a PRIMECAP employee, who takes home a tape every day.

     2. All important records and documents are stored nightly on the premises in a fireproof safe.

     3. We have secured two alternative sites in which PRIMECAP could operate indefinitely should our current facilities be destroyed. The first alternative site in which PRIMECAP could operate indefinitely is Howard
     Schow's Santa Barbara home (4217 Del Mar Ave, Carpenteria, CA 93013; 805-566-1096); the second alternative site is Mitch Milias' Laguna Beach home (1011 Emerald Bay, Laguna Beach, CA 92651; 949-497-3603). Computers already maintained at these sites will enable PRIMECAP's portfolio managers and traders to monitor activity in the stock market.

     4. Each portfolio manager shall keep a copy of all clients' portfolios with him when away from the office. To confirm our data, custodian banks for each client will be contacted to verify portfolio positions.

     5. In case of emergency, Lynne Opdyke is the initial contact. She will attempt to communicate with all employees as to which alternate site will be used.

                           Lynne Opdyke....................626-441-4411
                           Howard Schow....................626-795-2232
                           Mitch Milias....................626-441-3421
                           Theo Kolokotrones...............818-790-0241
                           Joel Fried......................818-952-0207
                           Jack Liebau.....................626-449-4900
                           Ralph Raulli....................626-449-8755
                           David Van Slooten...............818-952-3615
                           Al Mordecai.....................626-792-9055
                           Tom Bernard.....................323-682-1746
                           Rod Brower......................626-441-6362
                           Geoff Nordloh...................310-471-4203
                           Rachel Aguilera.................909-593-3772
                           Christina Alba..................626-966-5688
                           Amy Chan........................818-547-5936
                           Yolanda Garcia..................626-799-9492
                           Diana Trejo.....................626-345-0340
                           Joan Yoshioka...................626-432-4570

PRIMECAP has always maintained that the assets of our business walk in and out of the front door each day. Although destruction of our offices would certainly be frightening and a serious inconvenience, we strongly believe that our ability to serve our clients would only be hampered should we suffer the loss of key employees.

II)......TRADING REGULATIONS


PERSONAL STOCK TRADING
Rules for personal trading are covered in "code of ethics for employees" (see pp.8-10). As outlined in this code of ethics, each employee must file quarterly reports of all securities transactions (even if none is made during that period). Also, before buying or selling a security, an employee must receive prior approval from the Corporate Secretary and sign a "statement of fact" (a copy of which appears on p.11).

Any violations of PRIMECAP's policy on personal trading must be reported immediately. A file will be maintained on all such violations.


"SOFT DOLLAR" BROKERAGE
As a matter of policy, PRIMECAP maintains that its clients' brokerage should exclusively benefit the client. Upon receiving specific instructions from clients to direct commissions, PRIMECAP complies with such requests. At no time does PRIMECAP engage in any "soft dollar" brokerage.


BEST EXECUTION
Upon receipt of orders, PRIMECAP's Trading Department seeks to identify natural buyers or sellers who are "in line" with current prices. Initially, price and potential transaction size are the only factors in broker selection. In concert with this process, matching and crossing systems are also employed when deemed favorable. In the event no natural "cross" can be effected, consideration is then given to brokers who have provided research supplemental to PRIMECAP's internal research.

Commissions are used to provide our clients with "best execution" in trading, wherever the most favorable price is apparent and achievable. Emphasis is placed on brokers who provide value-added research.


ALLOCATION OF ORDERS
Block trades are executed on a pro-rata basis where each client receives the same price and commission rate. If, however, not enough shares are traded to make such an allocation practicable, a random allocation is utilized to determine the share amounts to be allocated to client accounts.


ERISA laws prohibit "crossing trades" whenever a client may request a cash withdrawal, PRIMECAP may not transfer securities from that client's account into another client's even when executed at arms length through a broker.


DIVERSIFICATION RULES
For all mutual funds managed by PRIMECAP, two diversification rules exist. No fund can be in violation of either rule, which are mandated by the SEC and IRS, respectively. The first rule dictates that no more than 25% of a fund's assets can be held in a) those securities where the cost basis exceeds 5% of a fund's assets at the time of purchase AND b) those securities where the individual fund owns in excess of 10% of any class of outstanding stock. The second diversification rule adds a fund's cash to the above result. No more than 50% of a fund's assets can be held in any combination of such assets and cash.


TECHNOLOGY/ACCOUNTING
PRIMECAP Management Company serves as an investment advisor to its clients. At no time does it have access to any of its clients' assets, which are typically held by banks or trust accounts. All trading for each account is reconciled daily, and cash positions are reconciled weekly. Relevant data on trading and portfolio positions are stored on a central computer server that automatically rolls over to a redundant server in the case of a computer crash. Additionally, all data are backed up daily by a PRIMECAP employee, who takes home a tape every day. In addition, each month PRIMECAP's back office reconciles actual share positions (which may have changed due to stock splits, etc.)

III)     REPORTING REQUIREMENTS

REGULATORY ISSUES
As required by Rule 201-1 of the Investment Advisers Act, PRIMECAP shall keep current a Form ADV, which includes a listing of all employees responsible for making investment decisions. PRIMECAP will also document advice and direction given by regulators. The Compliance Officer will be responsible for ensuring that any such recommendations are pursued and implemented. The Compliance Officer, or his designee, shall also be responsible for monitoring PRIMECAP's stock ownership. Whenever PRIMECAP's position in a single security exceeds 5% of any class of outstanding stock, the firm must file with the SEC. This compliance monitoring is done continuously. In filing 13Ds with the SEC, stock ownership held by a Vanguard mutual fund is designated by PRIMECAP as having sole investment authority and no voting power.


PROXY VOTING
PRIMECAP has voting power for shares held by its clients (with the exception of Vanguard's funds, which have sole voting power). Jack Liebau serves as the proxy coordinator. It is his responsibility that each proxy is voted in accordance with PRIMECAP's proxy-voting policies (p.18). A record is maintained for each company's proxy that is voted, for which accounts, and on which day. Clients can request copies of proxy-voting reports at any time.


VANGUARD REPORTS
For each mutual fund that PRIMECAP manages, Vanguard requires a number of reports to be delivered to them. Each report is to be sent to Vanguard's Fund Accounting Department by the 15th of the month following the reporting period.

Monthly Reports
Each month, PRIMECAP must send certification to Vanguard as to whether any fund purchased, sold, or held Rule 144A securities. There are additional reporting requirements if any fund holds a Rule 144A security.

Quarterly Reports
Each quarter, the following reports are due:
     1)  a  listing  of   securities   purchased   in  reliance  on  Rule  10f-3
     (underwriting involving affiliates)

     2) A report of all transactions effected between PRIMECAP Management Company and any fund, and of all "crossing transactions" between a Vanguard fund and any other PRIMECAP-managed account

     3) A report of all transactions executed in reliance on the fund's Rule 17e-1 Procedures (agency transactions between Funds and Affiliates).

     4) Any court documents pertaining to a Vanguard fund.

Annual reports
Each year, the following reports are due:

     1) A report concerning the purchase, sale or holding of Rule 144A securities.
     2) A written certification that PRIMECAP has filed a Form 13-F.
     3) Reports  concerning  Section 28(e),  selection of  Broker-Dealers.
     4) A listing of securities purchased in reliance on Rule 10f-3.
     5) A written documentation that PRIMECAP follows Rule 17a-7 (interfund trades).
     6) A written certification that no transaction occurred between PRIMECAP Management Company and a Vanguard Fund, as per Rule 17e-1.
     7) A copy of PRIMECAP's Code of Ethics, along with details of any personal trading violations.
     8) A written statement noting that PRIMECAP's Code of Ethics complies with Rule 17g-1, and that PRIMECAP has reported all code of ethics violations and any sanctions imposed during the year.
     9) A written statement noting that no consideration was given in allocating trade orders to broker-dealers for their sale of fund shares during the year, as per Rule 31a-1 (b)(9).
     10) A copy of PRIMECAP's brokerage allocation policy and procedures, along with a list of the persons responsible for allocation portfolio trades and compensation among broker-dealers.
     11) Any court document pertaining to a Vanguard Fund.
     12) A copy of PRIMECAP's compliance manual.
     13) A copy of PRIMECAP's Form ADV filed with the SEC.

                         CODE OF ETHICS FOR EMPLOYEES OF
                           PRIMECAP MANAGEMENT COMPANY

     The following code of ethics shall apply to all employees of PRIMECAP Management Company. This Code of Ethics is based on the principle that all PRIMECAP employees owe a fiduciary duty to the firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

     I.  CODE  OF  CONDUCT   FOR   SECURITIES   TRADING   AND   RELATIONS   WITH
         BROKERS/DEALERS

          1. It is basic policy that no PRIMECAP employee shall be permitted to profit from the firm's securities activities. Accordingly, no employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason such transactions acquires, any direct or indirect beneficial ownership, (including, but not limited to, securities held by an employee's spouse or minor children or any trust in which an employee serves as trustee, custodian, or beneficiary) and which to his or her actual knowledge at the time of such purchase or sale:

          (ii) is being  considered for purchase or sale by any client accounts;
               or
          (iii) is being purchased or sold by a client account.

          2. No employee shall disclose to anyone outside the firm the securities activities engaged in or contemplated for the various portfolios of the firm.

          3. No employee shall seek or accept anything of value, either directly or indirectly, form broker-dealers or other persons providing services to the firm because of such person's association with the firm.

          For  the  purposes  of  this  provision,   the  following  gifts  from
          broker-dealers or other persons providing services to the firm will not be considered to be in violation of this section:

          (i)   an occasional meal;
          (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;
          (iii) a holiday gift of fruit or other goods provided however, that such a gift is made available to all PRIMECAP employees.

          4. No employee shall acquire any securities in an initial public offering.

          5. No employee shall purchase or sell a security within at least seven calendar days before and after any client account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.

          6. No employee shall purchase any securities in a private placement, without prior approval of the Investment Committee.

          7. No employee shall profit in the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

          8. No employee  shall serve on the board of  directors of any publicly
          traded  company   without  prior   authorization   of  the  Investment
          Committee.

II.      PRIOR APPROVAL REQUIRED BEFORE MAKING ANY SECURITIES TRANSACTIONS

          1. All employees shall receive prior approval from the Secretary of the Investment Committee (Lynne Opdyke) before purchasing or selling securities.

          2. If the stock is not on the Action List, the Secretary will give you an approval, recording this in her records. Your quarterly report of personal security transactions will be checked against her records.

          3. If the stock is on the Action List, the Secretary will check with all of the portfolio managers in order to determine if you can obtain approval.

          4. Clearance is good for five trading days (including the day of your check) unless the clearance is revoked prior to the end of the five days. If you have not executed your transaction within this period, you must recheck.

          5. A "security" means any type of investment (excluding mutual funds, commodities and direct obligations of the U.S.) normally handled by stockbrokers. All options and fixed income securities are subject to this policy, but special provisions apply in those cases (see below).

          6. A "security" does not include money market instruments with maturities of one year of less and debt instruments rated "A" or higher by Moody's Investor Service, Inc. or Standard & Poor's Corporation. However, such debt instruments (other than U.S.
          Government obligations, bankers acceptances, CD's and commercial paper) are subject to the firm's quarterly reporting requirements.

          7. Options are governed by the same procedures outlined above, including the requirement to check in advance of purchase. (Be sure to mention your interest is in an option.) Options may not be purchased whose underlying security is on the Action List. If, after the option is purchased, the stock underlying the option has been presented as a candidate for purchase (or if you have reason to believe it may be so presented) by a client account, then you must close out your option immediately.

          8. Employees should inform their securities broker that they are employed by an investment advisor. The broker is subject to certain rules designed to prevent favoritism toward such accounts.

III.     REPORTING REQUIREMENTS

          1. All employees shall disclose to the Secretary all personal securities holding upon commencement of employment and thereafter on an annual basis as of December 31. Such annual report shall include a listing of owned securities and either market value or number of shares owned for each security.

          2. All employees shall direct their brokers to supply to the Secretary, on a timely basis, duplicate copies of the confirmation of all personal securities transactions.

          3. All employees shall certify annually that:
          (i) they have read and understand the Code of Ethics and recognize that they are subject thereto; (ii) they have complied with the requirements of the Code of Ethics; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirement of the Code of Ethics.

          4. All employees shall make quarterly reports to the Secretary, which shall be made no later than 10 days after the end of each calendar quarter (including those periods on which no securities transactions were effected). A report shall be made on the form attached hereto as Exhibit A, containing the following information:

          (i) the date of transaction, the title and the number of shares, and the principal amount of each security involved;
          (ii) the nature of the transactions (i.e., purchase, sale, or any other type of acquisition);
          (iii) the price at which the transaction was effected; and,
          (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

          5. The Secretary shall notify each employee that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

          6. If an employee has any economic interest in a security held by a client account (or considered for acquisition), he shall so notify the Investment Committee.

                                STATEMENT OF FACT

     o I am not purchasing an Initial Public Offering.

     o I am not making a private-placement purchase, unless I receive prior approval.

     o I am not effecting a transaction which would result in a trading profit (of the same or equivalent security) with a holding period of 60 days or less.

     o I am not purchasing or selling a security within at least 7 days before and after any client account trades in that security.

     o I have received prior approval from the secretary to make this trade. Approval (which is revocable at any time) is good for only five trading days, and is granted if the stock is not on PRIMECAP's Action List. If the stock is on the Action List, I hereby confirm that prior approval has also been received from all portfolio managers.



     --------------------------                ---------------------
     Signature                                 Date





           PERSONAL                         Date______________
           TRANSACTIONS                     Time______________

                                            By________________


           Shares/
           $ Face                       Approx.
           Amount       Security        Market        Account      Broker
           ------       --------        ------        -------      ------

                                    Exhibit A

                                                                                            Broker, Dealer, Bank
Date            # Shares         Price             Buy    Sell   Other      Security        through whom effected
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------
--------------- ---------------- ---------------- ------ ------ ------- ------------------- -----------------------

Prepared for the period: October 1, 1994 through December 31, 1994.

Since the law requires that these reports be filed, please complete the above.

You may exclude transactions in accounts over which you had no direct or indirect control or influence, transactions involving direct obligations of the United States, or shares of PRIMECAP. Report all other transactions, including transactions in mutual funds.

If you had no security transactions during this period, enter "NONE" under the "Security" column.


--------------------                ---------------------------------
Date                                Signature



                                    ---------------------------------
                                    Please print or type name

                                    PRIMECAP
                               MANAGEMENT COMPANY

                              225 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101



TO:    All Employees

FR:    Directors of PRIMECAP Management Company

RE:    CODE OF ETHICS


       I hereby certify that I have read and understand the firm's Code of Ethics. I acknowledge that I am subject to this Code and its appropriate reporting requirements.




                                         ------------------------------------
                                         Employee's Signature


                                         ------------------------------------
                                         Date

                                    PRIMECAP
                               MANAGEMENT COMPANY
                              225 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101




TO:    Employees of PRIMECAP Management Company

FR:    Managing Directors

RE:    Sexual Harassment Policy

Date:  October 28, 1991


Sexual harassment will not be tolerated at PRIMECAP Management Company.

If any person believes harassment has occurred -- to them or anyone else - at any time, please do not hesitate to contact a Managing Director or Lynne Opdyke, our Corporate Secretary. Confidentiality is assured.

Thank you.

                                    PRIMECAP
                               MANAGEMENT COMPANY

                              225 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101



TO:    All Employees of PRIMECAP Management Company

RE:    Safety

In conjunction with California Senate Bill 198, which becomes effective July 1, 1991, PRIMECAP Management Company has named F. Jack Liebau, Jr. Director of Safety with the authority to coordinate all related safety projects and training. An "Injury and Illness Prevention program Policy Statement" is attached. This statement, along with an anonymous suggestion folder, will be housed permanently in the office of Lynne Opdyke, Corporate Secretary. Please contact Mr. Liebau, directly or anonymously, to report any unsafe of unhealthful conditions.

Your cooperation with Mr. Liebau to provide a safe work place is expected and appreciated.

                                                     Mitchell J. Milias
                                                     President

             INJURY AND ILLNESS PREVENTION PROGRAM POLICY STATEMENT

It is the policy of PRIMECAP Management Company to provide our employees with safe equipment, quality materials, established work procedures and rules to create a safe place of employment. Every employee is expected to use our equipment and materials in a safe and acceptable manner, follow established procedures, and use common sense rules of safety.

Our objective is to complete all work without injury and losses to personnel or equipment, to eliminate or minimize all job hazards. Employees, supervisors, and management are expected to cooperate to achieve these objectives. Any violation of these rules of procedures or unsafe activity will initiate disciplinary action.

An employee should report any unsafe conditions noted so that they can be corrected as soon as possible. An employee will not be discriminated against for bringing to our attention any unsafe conditions or participating in our safety activities.

                                  June 24, 1991

                   PREVENTION OF USE OF NONPUBLIC INFORMATION

Section 204A of the Investment Advisers Act of 1940 requires us to establish, maintain, and enforce the written policy shown below. While the policy uses the term "financial analyst", for our purposes it will include all employees of PRIMECAP Management Company.


          Prevention of Use of Nonpublic Information1(1)

          The financial analyst shall comply with all laws and regulations relating to the use and communication of material nonpublic information. The financial analyst's duty is generally defined as to not trade while in possession of, nor communicate, material nonpublic information in breach of a duty, or if the information in breach of a duty, or if the information is misappropriated.

          Duties under the Standard include the following: (1) If the analyst acquires such information as a result of a special or confidential relationship with the issuer or others, he shall not communicate the information (other than within the relationship), or take investment action on the basis of such information, if it violates that relationship, (2) If the analyst is not in a special or confidential relationship with the issuer or others, he shall not communicate or act on material nonpublic information if he knows or should have known, that such information (a) was disclosed to him, or would result, in a breach of duty, or (b) was misappropriated.

          If such a breach of duty exists, the analyst shall make reasonable efforts to achieve public dissemination of such information.

I have read and understand the contents of the Prevention of Use of Nonpublic Information Policy. As a condition of employment, I accept this policy and agree to follow the procedures outlined.


---------------                         -----------------------------
Date                                    Signature

             (To be signed and returned to the Corporate Secretary)

________________

1 As excerpted from the Association for Investment Management and Research.

                              PROXY VOTING POLICIES

As agents for the plan participant and their beneficiaries, it is our fiduciary responsibility to review every major proposal individually and vote each proxy in the best interest of the plans we represent. Unless our clients give us specific voting instruction on some or all proxy issues, our decisions are guided by our fundamental belief that shareholders are the owners of the companies and management serves at the prerogative of the shareholders. Consequently, we generally do not support management proposals, which reduce their accountability to shareholders. We tend to vote against supermajority proposals, "golden parachutes", and anti-takeover initiatives because we believe that they decrease the shareholder's authority to the benefit of management and may eventually reduce the value of the companies.

We also closely evaluate companies' proposed stock-option plans. We tend to vote against those proposals, which, in our opinion, are excessively generous to plan participants and therefore are dilutive to outside shareholders. We also pay special attention to those company stock plans that have a history of either excessive stock issuance or repricing of option grants.

With regard to social issues, we believe that our fiduciary responsibilities dictate that we support those policies that are to the companies' economic interests. Therefore, we do not support those social issues that adversely affect the economic well being of the companies.


                                                  December, 1999